UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016 (December 31, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of an Acquisition or Disposition of Assets

On December 31, 2015, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) closed on a Purchase Agreement (the “Agreement”) to acquire a six building, 52,266 square-foot medical clinic portfolio for a purchase price of $20.0 million (the “Purchase Price”).  The Agreement includes the following facilities: G.I.C.M. REAL ESTATE, LLC, a Tennessee limited liability company (“GRE”), G.I.C.M GERMANTOWN, LLC, a Tennessee limited liability company (“Germantown”), BARTLETT MEDICAL COMPLEX, LLC, a Tennessee limited liability company (“Bartlett”), G.I. DIAGNOSTIC AND THERAPEUTIC CENTER RENTAL COMPANY, LLC, a Tennessee limited liability company (“GIDTCRC”), GASTROENTEROLOGY CENTER OF THE MIDSOUTH RENTAL COMPANY, LLC, a Tennessee limited liability company (“GCMSRC”), and G.I.C.M. DESOTO, LLC, a Mississippi limited liability company (“Desoto”).

The portfolio will be leased back via an absolute triple-net lease agreement that expires in 2027.  The tenant has two successive options to renew the lease for five year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be computed at the same rate of escalation used during the fixed lease term.

The material terms of the Agreement provide for: (i) a deposit of $50,000 that was paid by us on December 29, 2015 and shall be credited to the Purchase Price at closing and is non-refundable except as expressly provided for in the Agreement; and (ii) our completion of all due diligence which we finalized prior to the closing date.  The Agreement also contains additional customary covenants, representations and warranties.

Funding for the transaction in the amount of $20,555,690 was received from the Company’s majority shareholder.  The funding was used by the Company to acquire the portfolio and pay all transaction related costs.  The funding is recorded as an increase in the majority shareholder’s equity interest in the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement. The Agreement was previously disclosed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 17, 2015.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)

Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: January 7, 2016	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)

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